Exhibit 99.1

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK ANNOUNCES FIRST QUARTER 2010 RESULTS

Westlake Village, CA – April 29, 2010 – ValueClick, Inc. (Nasdaq: VCLK) today reported financial results for the first quarter ended March 31, 2010.

For the first quarter of 2010, the Company generated $95.7 million in revenue and $27.5 million in Adjusted-EBITDA1, resulting in an adjusted-EBITDA margin of 28.7 percent.

“I’m pleased with our execution in the quarter and excited about the growth opportunities ahead of us,” said James Zarley, chief executive officer of ValueClick. “The Company has evolved significantly in the last few years, and we now are accelerating our investment in our core data and optimization platforms and in new offerings to drive growth at appropriate margins.”

GAAP net income from continuing operations for the first quarter was $11.3 million, or $0.14 per diluted common share. Non-GAAP net income, which excludes discontinued operations, stock-based compensation and amortization of intangible assets was $15.5 million, or $0.19 per diluted common share for the first quarter. A table reconciling GAAP net income from continuing operations to non-GAAP diluted net income per common share is included in this press release.

The Company generated approximately $28 million in free cash flow in the first quarter, defined as net cash from operations less capital expenditures. During the quarter, ValueClick repurchased 2.7 million shares of its common stock for $25.3 million. As of today, up to an additional $44.6 million of the Company’s capital may be used to repurchase shares of the Company’s outstanding common stock under the Company’s stock repurchase program.

The consolidated balance sheet as of March 31, 2010, which includes the impact of the first quarter stock repurchases, includes approximately $182 million in cash, cash equivalents and marketable securities and no debt.

1 Adjusted-EBITDA is defined as GAAP (Generally Accepted Accounting Principles) net income from continuing operations before interest, income taxes, depreciation, amortization,stock-based compensation, and goodwill impairment charges. Please see the attached schedule for a reconciliation of GAAP net income to adjusted-EBITDA, and a discussion of why the Company believes adjusted-EBITDA is a useful financial measure to investors and how Company management uses this financial measure.

Business Outlook
Today, ValueClick is announcing guidance for the second quarter of 2010:

Guidance
Revenue	$95-$98 million
Adjusted-EBITDA	$24-$26 million
Mid-Point Adjusted-EBITDA Margin	~26%
GAAP diluted net income per common share	$0.11-$0.12
Non-GAAP diluted net income per common share	$0.16-$0.17

The mid-point of guidance is based in part on the following segment-level assumptions for revenue growth rates expressed as a percentage increase or decrease from second quarter 2009 revenue levels:

•	Media: up low single digits

•	Owned & Operated Websites: down mid twenties

•	Affiliate Marketing: up high single digits

•	Technology: up low single digits

Second quarter 2010 non-GAAP and GAAP diluted net income per common share guidance assume stock-based compensation of $2.2 million, amortization of intangible assets of $5.0 million, a 42 percent effective tax rate and 82 million diluted shares outstanding.

Conference Call Today at 4:30 p.m. ET

Jim Zarley, chief executive officer, and John Pitstick, chief financial officer, will present an overview of the results and other factors affecting ValueClick’s financial performance for the first quarter during a conference call and webcast on April 29 at 4:30 p.m. ET. Investors and analysts may obtain the dial-in information through StreetEvents (www.streetevents.com). The live Webcast of the conference call will be available on the Investor Relations section of www.valueclick.com. A replay of the conference call will be available through May 6 at (888) 203-1112 and (719) 457-0820 (pass code: 6238144). An archive of the Webcast will also be available through May 6.

About ValueClick
ValueClick, Inc. (Nasdaq: VCLK) is one of the world’s largest integrated online marketing services companies, offering comprehensive and scalable solutions to deliver cost-effective customer acquisition for advertisers and transparent revenue streams for publishers. ValueClick’s performance-based solutions allow its customers to reach their potential through multiple online marketing channels, including affiliate and search marketing, display advertising, ad serving and related technologies, and comparison shopping. ValueClick’s brands include Commission Junction, ValueClick Media, Mediaplex, Smarter.com, CouponMountain.com, and PriceRunner. For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, the risk that market demand for on-line advertising in general, and performance based on-line advertising in particular, will not grow as rapidly as predicted, and the risk that legislation and governmental regulation could negatively impact the Company’s performance. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including, but not limited to: its annual report on Form 10-K filed on February 26, 2010; recent quarterly reports on Form 10-Q; and other current reports on Form 8-K.

The Business Outlook contained in this release is based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release. Actual stock-based compensation may differ from these estimates based on the timing and amount of stock awards granted, the assumptions used in stock award valuation and other factors. Actual income tax expense may differ from these estimates based on tax planning, changes in tax accounting rules and laws, and other factors.

ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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VALUECLICK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2010	2009

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$159,669	$	158,497
Accounts receivable, net	58,562		68,484
Other current assets	20,178		20,856
Assets held for sale	—		11,098

Total current assets	238,409		258,935
Assets held for sale, less current portion	—		25,777
Note receivable, less current portion	32,311		—
Marketable securities	22,026		22,026
Property and equipment, net	12,151		11,272
Goodwill	156,965		157,123
Intangible assets, net	33,627		38,718
Other assets	58,445		52,711

TOTAL ASSETS	$553,934	$	566,562

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$88,782		$98,404
Non-current liabilities	63,166		61,669

Total liabilities	151,948		160,073
Total stockholders’ equity	401,986		406,489

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$553,934	$	566,562

VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three-month Period
	Ended March 31,
	(Unaudited)
	2010	2009

Revenue	$95,682	$103,073
Cost of revenue	25,499	30,958

Gross profit	70,183	72,115
Operating expenses:
Sales and marketing (Note 1)	24,495	29,209
General and administrative (Note 1)	13,823	14,429
Technology (Note 1)	7,924	6,484
Amortization of intangible assets acquired in business combinations	4,966	4,889

Total operating expenses	51,208	55,011

Operating income from continuing operations	18,975	17,104
Interest and other income, net	559	(142)

Income before income taxes from continuing operations	19,534	16,962
Income tax expense	8,211	7,978

Net income from continuing operations	11,323	8,984
Income (loss) from discontinued operations, net of tax impact	(134)	4,233
Gain on sale, net of tax	10,040	—

Net income	$21,229	$13,217

Basic net income from continuing operations per common share	$0.14	$0.10

Diluted net income from continuing operations per common share	$0.14	$0.10

Basic net income per common share	$0.26	$0.15

Diluted net income per common share	$0.25	$0.15

Weighted-average shares used to compute basic net income per common share	82,892	86,825

Weighted-average shares used to compute diluted net income per common share	83,496	87,022

Note 1 – Includes stock-based compensation as follows:

	Three-month Period
	Ended March 31,
	(Unaudited)
	2010	2009
Sales and marketing	$328	$583
General and administrative	1,437	1,576
Technology	192	261

Total stock-based compensation	$1,957	$2,420

VALUECLICK, INC.
RECONCILIATION OF NET INCOME FROM CONTINUING
OPERATIONS TO ADJUSTED-EBITDA (Note 1)
(In thousands)

	Three-month Period
	Ended March 31,
	(Unaudited)
	2010	2009
Net income from continuing operations	$11,323	$8,984
Interest and other income, net	(559)	142
Provision for income taxes	8,211	7,978
Amortization of intangible assets acquired in business combinations	4,966	4,889
Depreciation and leasehold amortization	1,606	1,970
Stock-based compensation	1,957	2,420

Adjusted-EBITDA	$27,504	$26,383

Note 1 – “Adjusted-EBITDA” (GAAP net income from continuing operations before interest, income taxes, depreciation, amortization, stock-based compensation, and goodwill impairment charges) included in this press release is a non-GAAP financial measure.

Adjusted-EBITDA, as defined above, may not be similar to adjusted-EBITDA measures used by other companies and is not a measurement under GAAP. Management believes that adjusted-EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period-to-period changes in income from interest on the Company’s cash and marketable securities and the costs associated with income tax expense, capital investments, and stock-based compensation which are not directly attributable to the underlying performance of the Company’s business operations. Management uses adjusted-EBITDA in evaluating the overall performance of the Company’s business operations.

Though management finds adjusted-EBITDA useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses adjusted-EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that adjusted-EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of overall performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results.

VALUECLICK, INC.
RECONCILIATION OF GAAP NET INCOME FROM CONTINUING OPERATIONS TO NON-GAAP DILUTED NET INCOME PER
COMMON SHARE (Note 1)
(In thousands)

	Three-Month Period
	Ended March 31,
	2010	2009
GAAP net income from continuing operations	$11,323	$8,984
Stock-based compensation	1,957	2,420
Amortization of intangible assets acquired in business combinations	4,966	4,889
Tax impact of above items	(2,700)	(2,706)

Non-GAAP net income	$15,546	$13,587

Non-GAAP diluted net income per common share	$0.19	$0.16

Weighted-average shares used to compute non-GAAP diluted net income per common share	83,496	87,022

Note 1 – “Non-GAAP diluted net income per common share” (GAAP diluted net income from continuing operations per common share before the impact of stock-based compensation, amortization of intangibles, and other non-recurring events) included in this press release is a non-GAAP financial measure.

Non-GAAP diluted net income per common share, as defined above, may not be similar to non-GAAP diluted net income per common share measures used by other companies and is not a measurement under GAAP. Management believes that non-GAAP diluted net income per common share provides useful information to investors about the Company’s performance because it eliminates the effects of items which are not directly attributable to the underlying performance of the Company’s business operations. Management uses non-GAAP diluted net income per common share in evaluating the overall performance of the Company’s business operations.

Though management finds non-GAAP diluted net income per common share useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses non-GAAP diluted net income per common share in conjunction with GAAP earnings and earnings per common share measures. The Company believes that non-GAAP diluted net income per common share provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of overall performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results.

VALUECLICK, INC.
SEGMENT OPERATING RESULTS
(In thousands)
(Note 1)

	Three-month Period Ended March 31,
	(Unaudited)
	2010	2009
Media:
Revenue	$30,803	$31,558
Cost of revenue	15,853	16,764

Gross profit	14,950	14,794
Operating expenses	7,284	8,018

Segment income from operations	$7,666	$6,776

Owned & Operated Websites:
Revenue	$27,897	$37,517
Cost of revenue	5,083	9,591

Gross profit	22,814	27,926
Operating expenses	17,930	21,148

Segment income from operations	$4,884	$6,778

Affiliate Marketing:
Revenue	$29,359	$27,958
Cost of revenue	4,019	3,886

Gross profit	25,340	24,072
Operating expenses	9,291	9,673

Segment income from operations	$16,049	$14,399

Technology:
Revenue	$7,894	$6,416
Cost of revenue	765	949

Gross profit	7,129	5,467
Operating expenses	3,041	2,683

Segment income from operations	$4,088	$2,784

Total segment income from operations	$32,687	$30,737
Corporate expenses	(6,789)	(6,324)
Stock-based compensation	(1,957)	(2,420)
Amortization of intangible assets	(4,966)	(4,889)

Consolidated operating income from continuing operations	$18,975	$17,104

Reconciliation of segment revenue to consolidated revenue:
Media	$30,803	$31,558
Owned & Operated Websites	27,897	37,517
Affiliate Marketing	29,359	27,958
Technology	7,894	6,416
Inter-segment eliminations	(271)	(376)

Consolidated revenue	$95,682	$103,073

Note 1 – On February 1, the Company announced the divestiture of the Web Clients business, which had been included in the Media segment. The Company has presented this divested business as discontinued operations and has recast its historical statements of operations and segment operating results to reflect this change. The information in this table excludes the divested business for all periods presented. A PDF file containing historical consolidated statements of operations and segment operating results information is available for download on the Investor Relations page at www.valueclick.com.